EXHIBIT 99.1

Harvard Bioscience Appoints Bertrand Loy to Board of Directors

Technology and Life Science Executive Has More Than 25 Years' Experience

HOLLISTON, Mass., Nov. 10, 2014 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, has appointed Bertrand Loy to its Board of Directors, effective immediately.

Mr. Loy is President and CEO of Entegris Inc., a provider of yield-enhancing materials and solutions used in advanced high-tech manufacturing environments. He earlier served as Chief Operating Officer and Chief Administrative Officer of Entegris; under his leadership he helped grow the company's revenue to $1.1 billion. He previously worked as Chief Financial Officer of Mykrolis Corp., the former microelectronics division of Millipore. Prior to this, he was with Millipore initially as the Director of Finance and Manufacturing for Millipore's Laboratory Water Division before moving to the position of Chief Information Officer. He began his career with Sandoz Pharmaceuticals (now Novartis) where he held various positions in strategic planning and finance in Europe, Japan and Latin America. Mr. Loy earned an MBA at ESSEC Business School in France.

Mr. Loy said, "Over the course of 25 years in the life science and technology industries, I have come to appreciate the importance of an informed and streamlined business strategy as the key to future growth. I believe that Harvard Bioscience's management team has demonstrated a long-term commitment to this goal, and I look forward to working with them as they continue to grow the company into an even stronger position as a global leader in life science."

Jeffrey A. Duchemin, President and CEO of Harvard Bioscience, said, "Bertrand Loy possesses a tremendous amount of insight about the business challenges facing a life science company striving to prosper in today's environment. He is a leader with diverse functional leadership experiences, and has been involved in growing technology companies operating in a global marketplace. We look forward to his insights and recommendations as we plan our corporate strategy in the months and years to come."

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, catalogs, websites, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France and Canada. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, expectations regarding revenues and accretive earnings attributable to the acquisitions, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve risks and uncertainties, including among other things, unanticipated costs relating to the acquisitions; the Company's failure to integrate the acquired businesses or technologies; the Company's inability to manage its growth; competition from the Company's competitors; technological changes resulting in the Company's products becoming obsolete; the Company's ability to retain key personnel; failure or inadequacy of the Company's information technology structure; and other factors that may cause the actual results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:
         Dian Griesel Int'l.

         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:
         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com